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                                                                     EXHIBIT 4.5

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                 WARRANT TO PURCHASE 471 SHARES OF COMMON STOCK

                                  June 28, 2005

THIS CERTIFIES THAT, for value received, GENERAL ELECTRIC CAPITAL CORPORATION ("HOLDER") is entitled to subscribe for and purchase FOUR HUNDRED SEVENTY ONE(471) shares of the fully paid and nonassessable Common Stock (the "SHARES" or the "STOCK") of COMBINATORX, INC., a Delaware corporation (the "COMPANY"), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth.

1. WARRANT PRICE. The Warrant Price shall initially be $6.75 per share, subject to adjustment as provided in Section 7 below.

2. CONDITIONS TO EXERCISE. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Eastern time on the tenth anniversary of the date of this Warrant.

3.  METHOD OF EXERCISE; PAYMENT; ISSUANCE OF SHARES; ISSUANCE OF NEW WARRANT.

(a) CASH EXERCISE. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in
Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 30 days after exercise of the Warrant.

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(b) NET ISSUE EXERCISE. Holder may also elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:

     X = Y (A-B)
         ------
            A
     Where X = the number of shares of Stock to be issued to Holder.
     Y = the number of shares of Stock purchasable under this Warrant (at the date of such calculation).
     A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation).
     B = Warrant Price (as adjusted to the date of such calculation).

(c) FAIR MARKET VALUE. For purposes of this Section 3, Fair Market Value of one share of the Company's Stock shall mean:

     (i) In the event of an exercise in connection with an Initial Public Offering, the per share Fair Market Value for the Stock shall be the Offering Price at which the underwriters initially sell Common Stock to the; or
     (ii) The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale prices quoted on the Nasdaq National Market ("NNM") or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the WALL STREET JOURNAL for the 21 trading days prior to the date of determination of Fair Market Value; or
     (iii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Board of Directors; or
     (iv) In any other instance, the per share Fair Market Value for the Stock shall be as determined in good faith by the Company's Board of Directors. In the event of 3(c)(iii) or 3(c)(iv), above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Stock. In the event of 3(c)(iii) above, the Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Company's Common Stock. Such certification must be made to Holder at least ten business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii).

(d) AUTOMATIC EXERCISE. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation.

(e) MANDATORY REDEMPTION. At any time, prior to the exercise of this warrant, the Holder may at its option require the Company to redeem this Warrant for a price of $XX (the "REDEMPTION PRICE"). Company shall remit the Redemption Price to the Holder in immediately available funds

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within ten days of receiving written demand of such redemption. Upon Holder receiving the Redemption Price, this Warrant, and the all rights of Holder under this Warrant to purchase any Shares of the Company shall terminate.

4.  REPRESENTATIONS AND WARRANTIES OF HOLDER AND THE COMPANY.

(a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

     (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

     (ii) Except for transfers to a Holder's affiliates, the Holder is acquiring the Warrant and the Shares of Stock issuable upon exercise of the Warrant (collectively the "SECURITIES") for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "ACT") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     (iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

     (iv) The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

     (v) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.

(b) Company hereby represents and warrants to Holder that, except as set forth in the schedule attached to this Warrant as EXHIBIT A (the "DISCLOSURE SCHEDULE"), the statements in the following paragraphs of this Section 4(b) are true and correct (x) as of the date hereof and (y) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

            (i) CORPORATE ORGANIZATION AND AUTHORITY. Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

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            (ii)   CORPORATE POWER.  Company has all requisite legal and
corporate power and authority to execute, issue and deliver the Warrant, to issue the Common Stock issuable upon exercise or conversion of the Warrant, and to carry out and perform its obligations under the Warrant and any related agreements.

            (iii) AUTHORIZATION; ENFORCEABILITY. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Warrant and Stock issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

            (iv) VALID ISSUANCE OF WARRANT AND COMMON STOCK The Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Common Stock issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of the Warrant and the Common Stock issuable upon conversion of the Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company's Certificate of Incorporation or this Warrant. The offer, sale and issuance of the Warrant and Common Stock, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

            (v) NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery, and performance of this Warrant will not result in any violation of, be in conflict with,

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            or constitute a default under, with or without the passage of time or the giving of notice (a) any provision of Company's Certificate of Incorporation or by-laws; (b) any provision of any judgment, decree, or order to which Company is a party or by which it is bound or an event which results in the creation of any material lien, charge or encumbrance upon any material assets of Company; (c) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (d) any statute, rule, or governmental regulation applicable to Company.

            (vi) CAPITALIZATION. As of June 28, 2005 the authorized capital stock of Company consists of 32,000,000 shares of Common Stock, $0.001 par value, of which 993,032 were issued and outstanding, and 23,162,386 shares of Preferred Stock, $0.001 par value, of which 22,907,015 were issued and outstanding. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), are fully paid and nonassessable. Company has reserved 471 shares of Common Stock for issuance upon exercise of this Warrant. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible Securities of Company, nor has the issuance of any of the aforesaid rights to acquire securities of Company been authorized.

           ( vii ) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the offer, sale or issuance of the Warrant (and the Stock issuable upon the exercise of this Warrant), or the consummation of any other transaction contemplated hereby, except for the following: (a) the filing of a notice on Form D under the Act and b) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefore. The offer, sale and issuance of the Warrant and the shares of Stock in conformity with the terms of this Warrant are exempt from the registration requirements of the Act and any applicable state laws.

5.  LEGENDS.

(a) Each certificate representing the Securities shall be endorsed with the following legend:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock records a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent

                                      - 5 -
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not to allow the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(b) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or
(ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6. CONDITION OF TRANSFER OR EXERCISE OF WARRANT. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company may (if reasonably required by the Company) request a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of or a special purpose entity formed by Holder. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or pursuant to an exemption from registration or any subsequent transfer of shares so registered) shall, at the Company's option, if the Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act. This Warrant may be transferred by the Holder, in whole or in part, provided that, the Holder shall give the Company reasonable prior written notice of any such proposed transfer and, if the Company demonstrates to the Holder's reasonable satisfaction that the proposed transferee is a competitor of the Company or the proposed transfer would otherwise result in the disclosure of confidential Company information to such a competitor, then the Holder shall not complete such transfer without the prior written consent of the Company. As further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

7. ADJUSTMENT FOR CERTAIN EVENTS. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with

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another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of shares of Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Stock purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall (i) subdivide (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased; or (ii) combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased.

(c) ISSUANCE OR DISTRIBUTION OF SHARES. (i) If at any time Company shall issue or sell any additional Shares or common stock, other than as referred to in Sections 7 (a) or (b) above, in exchange for consideration in an amount per additional Share of Common Stock less than the Warrant Price at the time the additional Shares of common stock are issued, then (A) the Warrant Price shall be reduced to a price determined by dividing (x) an amount equal to the sum of
(1) the number of shares of common stock outstanding immediately prior to such issuance or sale multiplied by the then existing Warrant Price, plus (2) the consideration, if any, received by Company upon such issuance or sale, by (y) the total number of shares of common stock outstanding immediately after such issuance or sale; and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Warrant Price in effect immediately prior to such issuance or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale and dividing the product thereof by the Warrant Price resulting from the adjustment made pursuant to clause (A) above.

     (ii) If at any time Company shall issue or sell any additional Shares of Common Stock, other than referred to in Section 7 (a) or (b), for consideration in an amount per additional Share of Common Stock less than the Fair Market Value, then (A) the number of shares of Common

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Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (x) the numerator of which shall be the number of shares of common stock outstanding immediately after such issuance or sale, and (y) the denominator of which shall be the sum of (1) the number of shares of common stock outstanding immediately prior to such issuance or sale and (2) the number of shares of common stock which the aggregate consideration, if any, received by Company upon such issuance or sale would purchase at the then Fair Market Value; and (B) the Warrant Price as to the number of shares of Common Stock for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale; and (y) the denominator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately after such issuance or sale

     (iii) If Company shall issue, sell, distribute or otherwise grant in any manner any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Commons Stock (such rights, warrants or options referred to as "OPTIONS" and such convertible or exchangeable stock or securities referred to as "CONVERTIBLE SECURITIES"), regardless of whether such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options shall be less than the Warrant Price per share then in effect, or less than the Fair Market Value of a share of Common Stock on a fully diluted basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (i) or paragraph (ii) above (as applicable), the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and Company shall be deemed to have received as consideration of such price per Share. No additional adjustment shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities. For purposes of this paragraph (iii), the price per Share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options shall be determined by dividing (A) the aggregate amount, if any received or receivable by Company as consideration for granting of such Options, plus the minimum aggregate amount of additional consideration payable to Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration , if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange there, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

8. NOTICE OF ADJUSTMENTS. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon

                                      - 8 -
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exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 17 hereof.

9. TRANSFERABILITY OF WARRANT. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

10. REGISTRATION RIGHTS The Company grants registration rights to the Holder of this Warrant for any Common Stock of the Company obtained upon exercise of this Warrant in parity to the registration rights granted to other holders of the Common Stock and agrees that the Holder of this Warrant shall be added as a party to that certain Investor Rights Agreement dated as of February 18, 2004 of the Company (the "Registration Rights Agreement"), and that the Shares shall be made "Registrable Securities" under the Registration Rights Agreement.

11. NO FRACTIONAL SHARES. No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

13. NO SHAREHOLDER RIGHTS UNTIL EXERCISE. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

14. REGISTRY OF WARRANT. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16. Miscellaneous.

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     (a)  ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

     (b) SUCCESSORS. This Warrant shall be binding upon any successors or assigns of the Company.

     (c) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

     (d) HEADINGS. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

     (e) SATURDAYS, SUNDAYS, HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Connecticut, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     (f) WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Warrant or the Shares.

     (g) ATTORNEY'S FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

17. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18. ADDRESSES. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

                  If to the Company:     COMBINATORX, INCORPORATED
                                         650 Albany Street
                                         Boston, MA 02118
                                         Attn: Robert Forrester

                  If to the Holder:      GENERAL ELECTRIC CAPITAL CORPORATION
                                         83 Wooster Heights Road
                                         Danbury, CT 06810
                                         Attn: Credit Manager

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     IN WITNESS WHEREOF, CombinatoRx, Incorporated has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of June 28, 2005.

                                        By:     /s/ Robert Forrester
                                            ------------------------------------

                                        Name:       Robert Forrester
                                              ----------------------------------

                                        Title:     Chief Financial Officer
                                               ---------------------------------

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NOTICE OF EXERCISE
TO:

     The undersigned Warrant holder ("HOLDER") elects to acquire shares of Stock (the "COMMON STOCK") of _____________________, (the "COMPANY"), pursuant to the terms of the Stock Purchase Warrant dated _____ __, 2005 (the "WARRANT").

1.  The Holder exercises its rights under the Warrant as set forth below:

            (     )     The Holder elects to purchase _____________ shares of
                        Common Stock as provided in Section 3(a) and tenders herewith a check in the amount of $___________ as payment of the purchase price.

            (     )     The Holder elects to convert the purchase rights into
                        shares of Common Stock as provided in Section 3(b) of the Warrant.

2.  The Holder surrenders the Warrant with this Notice of Exercise.

The Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution and that the Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Common Stock in the name of the Holder or in such other name as is specified below:

            Name:
            Address:


            Taxpayer I.D.:
                                          ------------------------------------
                                          (Holder)

                                          By:
                                              ----------------------------------

                                          Title:
                                                 -------------------------------

                                          Date:
                                                 -------------------------------

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                       OPTIONAL OR ALTERNATIVE PROVISIONS

10. "PIGGYBACK" REGISTRATION RIGHTS.

(a) Subject to Section 10(b) through 10(d) below, if the Company shall determine to proceed with the preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than registrations effected to implement an employee benefit plan, a transaction to which Rule 145 or any other similar rule is applicable, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company will give written notice of its determination to the Holder. Upon the written request from the Holder, within twenty (20) days after receipt of any such notice from the Company (and receipt by the Company of any information from the Holder which is required to be included in a registration statement), the Company will, except as provided in this Section 10 and at the Company's expense (except as provided below), cause all shares of the Company's Common Stock issuable upon the exercise of this Warrant to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the securities to be so registered; provided, further, that nothing herein or otherwise shall prevent the Company from, at any time, abandoning or delaying any registration without any obligation to the Holder. If any registration shall be underwritten in whole or in part, (i) the Company may require that the securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters and (ii) the Company shall not be required to include any such securities in such underwriting unless the Holder thereof accepts the terms of the underwriting.

(b) Notwithstanding the foregoing, if the managing underwriter in an underwritten offering determines and advises in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of such shares that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in any registration statement in the following order of priority: (i) the securities being offered by the Company; (ii) the securities being offered by the Investors (as such term is defined in Section 10(c) below); (iii) the securities being sought to be registered by the Holder of this Warrant; and (iv) all others not in (i) through (iii) above.

(c) As used herein, the term "Investors" shall mean (i) holders of any class or series of the Company's preferred stock and any shares of common stock into which such preferred stock has been or will be converted, (ii) holders of shares of the Company's common stock issued upon exercise of warrants issued in connection with the sale of any shares of the Company's capital stock and (iii) holders of shares of the Company's stock issued in connection with all other equity offerings of the Company.

(d) The rights granted to the Holder under this Section 10 shall terminate on the date that is five (5) years from the closing date of the Company's initial public offering or such earlier time at

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which all the shares of Common Stock issued pursuant to the exercise of this
Warrant can be sold by in a single three (3) month period pursuant to Rule 144 under the Act.

(e) In the event of a registration described above, all reasonable expenses of registration and offering of the Company and the holders participating in the offering including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the expenses of one counsel for the holders, shall be borne by the Company, except that holders shall bear underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the holders.

(f) Holder and each transferee pursuant to Sections 6 and 9 agrees, in connection with the first registration of the Company's securities in an underwritten public offering, to the extent requested by the managing underwriter, that it shall not, without the prior consent of the Company or the underwriters managing any underwritten offering of the Company's securities, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares of Common Stock issued pursuant to the exercise of this Warrant (other than those included in the registration), as the case may be, for a period of time specified by the managing underwriter up to one hundred eighty (180) days from the effective date of such registration. Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 10(f).

(g) In the event of a registration as described above, the Company and Holder will agree to indemnify each other, and each other's respective directors and officers, legal counsel and accountants, with respect to the inaccuracy of information included in such registration or any related prospectus with respect to the Company or Holder, as the case may be, on terms and in such manner as are customary.
The rights granted to the Holder under this Section 10 are not intended to create any registration rights or other rights senior to or on parity with those rights of the holders of any class or series of the Company's preferred stock.

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